March 15, 2012

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read First Farmers and Merchants Corporation's statements included under Item 4.01 of its Form 8-K filed on March 15, 2012 and we agree with such statements concerning our firm.

KraftCPAs PLLC